UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 4, 2026

STEWART INFORMATION SERVICES CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-02658	74-1677330
(STATE OR OTHER JURISDICTION)	(COMMISSION FILE NO.)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1360 Post Oak Blvd, Suite 100, Houston, Texas 77056

(Address Of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 625-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	STC	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2026, the Board of Directors (the “Board”) of Stewart Information Services Corporation (the “Company”), on recommendation of its Nominating and Corporate Governance Committee, took action to increase the size of the Board from ten to eleven persons and appointed Michael Brown as a new director to fill the vacancy created by such increase, effective immediately. Mr. Brown’s term shall expire at the Company’s 2027 Annual Meeting of Stockholders and until his successor has been elected and qualified, or until his earlier death, resignation, or removal. The Board appointed Mr. Brown to serve as a member of the Audit Committee.

Mr. Brown is the Chief Operating Officer and a director of MC Bancshares, Inc., a bank holding company. From November 2025, he served as the Chief Operating Officer of DMMS Holdings, LLC, a holding company formed to build a regional banking franchise, until its acquisition by MC Bancshares, Inc. in May 2026. Mr. Brown also currently serves on the board of directors of Amerisafe, Inc. (since November 2014) and MC Bank and Trust Company (since May 2026) and was previously a director of Red River Bancshares, Inc. (from January 2024 to November 2025). Mr. Brown was President of Regional Banking for First Horizon Corporation from July 2020, when First Horizon Corporation completed its merger with IBERIABANK, until his retirement on December 31, 2021. From September 2009 until July 2020, Mr. Brown was the Vice Chairman and Chief Operating Officer of IberiaBank, managing IberiaBank’s retail and commercial banking operations. He is a Chartered Financial Analyst and earned a Bachelor of Arts from Louisiana State University, a Master of Business Administration from Tulane University, and a Master of Science in Accounting from the University of Texas at Dallas.

The Board has determined that Mr. Brown is an independent director within the rules and regulations of the Securities and Exchange Commission and the listing requirements and rules of the New York Stock Exchange. The Board has also determined that Mr. Brown qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

There are no arrangements or understandings between Mr. Brown and any other person pursuant to which he was selected to serve on the Board, and there are no relationships between Mr. Brown and the Company that require disclosure under Item 404(a) of Regulation S-K.

Mr. Brown will be compensated in accordance with the Company’s cash and equity compensation arrangements for non-employee directors, which are described in greater detail in the Company’s definitive proxy statement on Schedule 14A relating to its 2026 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 25, 2026. On November 4, 2026, Mr. Brown received an equity award representing a pro-rated portion of the annual equity compensation paid to non-employee directors, based on the closing price of the Company’s common stock on November 4, 2026. Mr. Brown also received a prorated cash payment representing his Board and committee retainer.

A copy of the Company’s press release announcing the appointment of Mr. Brown to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit No.	Description

99.1	Press release of Stewart Information Services Corporation dated November 5, 2026, announcing the appointment of Mr. Brown as a director of the Company.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION (Registrant)

By:	/s/ Elizabeth K. Giddens
Elizabeth K. Giddens, Chief Legal Officer and Corporate Secretary

Date: November 5, 2026